Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275996 on Form S-8 of our report dated April 29, 2024, relating to the financial statements of Falcon’s Beyond Global, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Tampa, Florida
April 3, 2025